                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Compass Capital Funds(SM)
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                           COMPASS CAPITAL FUNDS/SM/


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                                                  March 22, 1996

To the Shareholders of the
Compass International Equity and
International Emerging Markets Portfolios

     A Special Meeting of Shareholders of the International Equity Portfolio and International Emerging Markets Portfolio (the "Portfolios") of Compass Capital Funds (the "Fund") will be held on April 19, 1996 at 10:00 a.m. (local time) at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 for the following purposes:

          (1) To consider and vote on a new sub-advisory agreement for each Portfolio with CastleInternational Asset Management Limited; and

          (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The proposal referred to above is discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record at the close of business on March 5, 1996 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to complete and promptly return the enclosed proxy in order that the meeting may be held and a maximum number of shares may be voted.

MORGAN R. JONES
Secretary

                           COMPASS CAPITAL FUNDS/SM/

                                PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Compass Capital Funds (the "Fund") for use at a Special Meeting of Shareholders of the International Equity Portfolio and International Emerging Markets Portfolio (the "Portfolios") to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 on April 19, 1996 at 10:00 a.m. (local time). As used in this Proxy Statement, the meeting and any adjournment thereof is referred to as the "Meeting."

          It is expected that the solicitation of proxies will be primarily by mail. The Fund's officers and service contractors may also solicit proxies by telephone, facsimile or personal interview. The Portfolios will bear all proxy solicitation costs. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy, or by attending the Meeting and voting in person. This Proxy Statement and the enclosed form of proxy are expected to be distributed to shareholders on or about March 22, 1996.

          A proxy is enclosed with respect to each Portfolio in which you own shares. If you own shares in both Portfolios, each enclosed proxy should be completed in full. If a proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions thereon. Each full share is entitled to one vote and each fractional share to a proportionate fractional vote. If you do not expect to be present at the Meeting and wish your shares to be voted, please complete each enclosed proxy and mail it in the enclosed reply envelope.

          The Board of Trustees recommends that shareholders vote "FOR" the approval of the new Sub-Advisory Agreement described in this Proxy Statement.


                                 INTRODUCTION

          As part of the ongoing restructuring and expansion of its asset management business, PNC Bank Corp. ("PNC"), the parent corporation of the Fund's investment adviser, has organized CastleInternational Asset Management Limited ("CastleInternational" or the "Sub-Adviser"), a new investment advisory firm based in Edinburgh, Scotland. CastleInternational has been formed specifically for the purpose of managing the international equity investments of the clients (including the Portfolios) of PNC's affiliates and is expected to enhance PNC's international equity capabilities.

          At a meeting held on March 5, 1996 the Board of Trustees of the Fund approved, subject to shareholder approval at the Meeting, a new sub-advisory agreement (the "New Agreement") for the Portfolios between PNC Asset Management Group, Inc. ("PAMG"), the Portfolios' investment adviser, and CastleInternational the proposed new sub-adviser. A copy of the New Agreement is attached to this Proxy Statement as Exhibit A which is substantially the same as the Portfolios' current sub-advisory agreement, except for the identity of the new sub-adviser. The description of the New Agreement that follows is qualified in its entirety by Exhibit A.

          If the New Agreement is approved by shareholders at the Meeting, PAMG will continue to serve as the Portfolios' investment adviser under its existing investment advisory agreement dated January 4, 1996, and CastleInternational will replace Provident Capital Management, Inc. ("PCM") as the Portfolios' sub-adviser. PCM, a wholly-owned subsidiary of PAMG, currently serves as the Portfolios' sub-adviser under a sub-advisory agreement dated January 4, 1996 (the "Current Agreement").

          CastleInternational's headquarters are in Edinburgh, Scotland, with marketing and client service to be conducted from Chicago. The two managing directors of CastleInternational are Gordon Anderson, the former investment director of Dunedin Fund Managers Ltd., an international equity money manager based in Edinburgh, and Douglas B. Waggoner, Dunedin's former director for marketing and client servicing. Mr. Anderson will serve as chief investment officer of CastleInternational and runs its investment management operations from Edinburgh. Mr. Waggoner will be based in Chicago, where he directs marketing and client servicing for CastleInternational.

          CastleInternational is a value based (including low price to earnings ratio) international equity manager. The investment process focuses on identifying opportunities in undervalued countries and stocks through a disciplined quantitative approach and fundamental analysis. CastleInternational's investment professionals cover equities of issuers in countries included in the Morgan Stanley Capital International Europe, Australia Far East (EAFE) Index, equities of issuers in emerging markets, international small-capitalization equities and regional equities in Europe and the Pacific Basin.

                      INFORMATION ABOUT THE NEW AGREEMENT

          Description of Terms and Fees. The terms and conditions of, and the fees payable under, the New Agreement with Castle-International are substantially identical to those of the Current Agreement with PCM, except for its commencement date and the contracting parties.

          As investment adviser, PAMG has agreed, subject to the general supervision of the Fund's Board of Trustees and in accordance with each Portfolio's investment objective and policies, either directly or through a sub-adviser, to manage each Portfolio's assets, and to provide investment research and to be responsible for, make decisions with respect to and place orders for all purchases and sales of portfolio securities.

          The New Agreement provides that CastleInternational will supervise the day-to-day operations of the Portfolios, subject to the oversight and supervision of PAMG and the Fund's Board of Trustees. Pursuant to the New Agreement, CastleInternational will: (i) provide investment research and credit analysis concerning the Portfolios' investments, (ii) conduct a continual program of investment for the Portfolios' assets, (iii) determine what securities and other investments will be purchased, retained or sold by the Portfolios, (iv) place orders for all purchases and sales of the investments made for the Portfolios, and (v) maintain the books and records as are required to support the Fund's operations (in conjunction with record-keeping and accounting functions performed by PAMG as investment adviser).

          The advisory fees payable by the Portfolios to PAMG, and the sub-

advisory fees payable by PAMG, will not change as a result of the approval of the New Agreement. The following chart sets forth annual advisory and sub-advisory fee rates of PAMG and the Sub-Adviser for their services to the Portfolios. The sub-advisory fees payable by PAMG to the Sub-Adviser are the responsibility of PAMG, and do not represent an additional charge to the Portfolios.

                               Annual Fee Rates
                      (computed daily and payable monthly
                 as a percentage of average daily net assets)

                        International Equity Portfolio

                                   Investment
 Average Daily Net Assets         Advisory Fee          Sub-Advisory Fee
 ------------------------         -------------         -----------------

first $1 billion                      .750%                    .600%
$1 billion--$2 billion                .700                     .550
$2 billion--$3 billion                .675                     .525
greater than $3 billion               .650                     .500


                   International Emerging Markets Portfolio


                                   Investment
 Average Daily Net Assets         Advisory Fee          Sub-Advisory Fee
 ------------------------         -------------         -----------------

first $1 billion                     1.250%                   1.100%
$1 billion -- $2 billion             1.200                    1.050
$2 billion -- $3 billion             1.155                    1.005
greater than $3 billion              1.100                     .950


     The aggregate investment advisory and sub-advisory fees paid with respect to each Portfolio for the fiscal year ended September 30, 1995 and the corresponding percentages of average daily net assets which the paid fees represent are set forth below.

                                                                                        Effective Rate of
                                               Advisory/Sub-Advisory                   Advisory/Sub-Advisory
                                               Fees for Fiscal Year                    Fees for Fiscal Year
                                                    Ended 9/30/95                         Ended 9/30/95
                                                   (Net of Waivers)                     (Net of Waivers)
                                               ----------------------                  ----------------------
                                             Advisory       Sub-Advisory          Advisory          Sub-Advisory
                                               Fees             Fees                Fees                Fees
                                             --------       ------------          ---------         ------------
International Equity Portfolio              $2,391,607       $1,913,286              .60%               .48%
International Emerging Markets Portfolio       258,648          227,610             1.04                .92


     The New Agreement provides that the Sub-Adviser will pay all expenses incurred by it in connection with its activities under the agreement other than the cost of securities, commodities and other investments, and brokerage commissions and other transaction charges. The New Agreement also provides that the Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios in connection with the performance of the agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under the agreement.

     The New Agreement provides that the Sub-Adviser will bear a proportionate share of any fee waivers made by PAMG under its investment advisory agreement with respect to a Portfolio or any reimbursements in the event that the aggregate expenses of a Portfolio exceed the expense limitation of any state having jurisdiction over the Fund. As of the date hereof, the most restrictive expense limitation applicable to a Portfolio limits its aggregate annual expenses (as defined by applicable regulations which generally exclude distribution plan, foreign custody and certain other expenses) to 2 1/2% of the first $30 million of its average net assets, 2% of the next $70 million of its average net assets, and 1 1/2% of its remaining net assets.

     Under the New Agreement, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers that provide research advice and other services. These brokerage and research services might consist of reports and statistics on specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy. Commissions paid to brokers or dealers providing these services may be higher than those which other qualified brokers or dealers would charge for effecting the same transactions, provided that PAMG and the Sub-Adviser determine in good faith that such commissions are reasonable in terms of either the transactions or their overall responsibility to the Portfolios and to their other clients and that the total commissions paid by the Portfolios are reasonable in relation to the long-term benefits to the Portfolios.

     Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by PAMG and the Sub-Adviser, and does not reduce the advisory fees payable to PAMG by the Portfolios. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which PAMG or the Sub-Adviser exercises investment discretion. Conversely, the Portfolios may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other accounts or investment companies.

     Investment decisions for the Portfolios and for other investment accounts managed by PAMG and the Sub-Adviser will be made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then allocated in a manner believed by PAMG or the Sub-Adviser to be equitable to each such account. While in some cases this practice could have a detrimental effect on the price or value of the security as far as a Portfolio is concerned, in other cases it may be beneficial to the Portfolio. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolios with those to be sold or purchased for other investment companies or accounts in executing transactions. Portfolio securities will not be purchased from or sold to PAMG, the Sub-Adviser, or any affiliated person except as permitted by the 1940 Act.

     If approved by the shareholders of a Portfolio, it is expected that the New Agreement will become effective for that Portfolio as promptly as practicable after the Meeting, and will thereafter continue in effect with respect to the Portfolio until March 31, 1997. Thereafter, the New Agreement would continue in effect with respect to that Portfolio for successive annual periods, provided that its continuance is approved at least annually (i) by the vote of a majority of those members of the Board of Trustees who are not "interested persons" (as that term is defined in the 1940 Act) of any party to the New Agreement cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Board of Trustees or by vote of a majority of the outstanding shares of the Portfolio.

     The New Agreement provides that it will terminate automatically in the event of its assignment. The New Agreement also provides that it is terminable with respect to a Portfolio, without penalty, by the Fund (by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding shares of such Portfolio) or by PAMG or the Sub-Adviser on 60 days' written notice. The New Agreement provides that it will terminate automatically upon any termination of the investment advisory agreement between the Fund and PAMG.

     Evaluation by the Fund's Trustees.  The Trustees of the Fund approved the New Agreement at a meeting held on March 5, 1996. The New Agreement was proposed in connection with the ongoing restructuring and expansion of PNC's asset management business. The Trustees considered that the New Agreement is substantially identical to the Current Agreement, and the belief of PAMG that the approval of the New Agreement would enhance the quality of the sub-advisory services provided to the Portfolios. In addition, the Trustees considered CastleInternational's capabilities and resources and the experience of Mr. Anderson and other portfolio personnel in international equity management. The Board considered each of these factors to be of material importance in connection with its recommendation of the New Agreement. The
Trustees also considered CastleInternational's "value" style of investment management, its research and investment practices with respect to investments in emerging market and other countries and the benefits which CastleInternational may derive from the New Agreement, including receipt of investment research and information in return for allocating portfolio brokerage. Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant, the Board concurred that the formation of CastleInternational would increase the international investment management capabilities of PNC, and concluded that the approval of the New Agreement would be in the best interests of each Portfolio and its shareholders.

     Voting Procedures. The approval of the New Agreement with respect to a Portfolio requires the affirmative vote of the holders of a "majority of the outstanding shares" of the Portfolio (as defined by the 1940 Act), which means the lesser of (a) the holders of 67% or more of the shares of the Portfolio present at the Meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio.

     If the New Agreement is approved for a Portfolio, then the Portfolio's Current Agreement will terminate upon the execution of the New Agreement. If the New Agreement is not approved by the shareholders of a Portfolio, the Current Agreement will continue in effect for that Portfolio.

     THE FUND'S BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NEW AGREEMENT.

                               VOTING INFORMATION

     Record Date. Only shareholders of record at the close of business on March 5, 1996 will be entitled to vote at the Meeting. On that date the outstanding shares of each Portfolio were as follows:

                                                 Number of
Portfolio                                    Shares Outstanding
- ---------                                    ------------------

International Equity Portfolio                 41,232,450.004

International Emerging Markets Portfolio        8,489,639.532

     Quorum. A quorum is constituted with respect to a Portfolio by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions, but not broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), will be treated as shares that are present at the Meeting but which have not been voted. Abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of the New Agreement.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve a proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR a proposal in favor of such adjournments, and will vote those proxies required to be voted AGAINST a proposal against any adjournment. A shareholder vote may be taken with respect to one Portfolio (but not the other Portfolio) on any proposal before any such adjournment if sufficient votes have been received for approval.

     Other Shareholder Information. At the record date for the Meeting, affiliates of PNC or their nominees held of record substantially all of the outstanding shares of the Portfolios as agent or custodian for their customers. At that date the name, address and share ownership of each person who may have possessed sole or shared voting or investment power with respect to more than 5% of the outstanding shares of the Portfolios' respective share classes were as follows:

                                                                                                            Percentage
                                                                                                                of
                                                                  Class and Amount         Percentage        Portfolio
                                                                        of                  Of Class          Shares
                                Name and Address                   Shares Owned              Owned             Owned
                                ----------------                   ------------              -----             -----
International                     Saxon & Company                  Institutional              92.01%            59.63%
Equity Portfolio:                 PNC Bank                            Shares
                                  200 Stevens Dr.
                                  Suite 260
                                  Lester, PA 19113

                                  Saxon & Company                    Service                  72.89%            22.95%
                                  PNC Bank                            Shares
                                  200 Stevens Drive
                                  Lester, PA 19113

                                  BHC Securities                    Investor A                57.29%             1.97%
                                  Attn: Mutual Funds Department      Shares
                                  One Commerce Square
                                  2005 Market Street
                                  Suite 1200
                                  Philadelphia, PA 19103

                                  BHC Securities                    Investor B                 5.43%              .01%
                                  Attn: Mutual Funds Department       Shares
                                  FOA 22043092
                                  2005 Market Street
                                  Suite 1200
                                  Philadelphia, PA 19103

                                  Compass Capital Funds-Retail       Service                  27.04%             8.51%
                                  Retail Omnibus Account
                                  400 Bellevue Parkway
                                  Wilmington, DE 19809

International                     BHC Securities                    Investor A                87.29%             3.15%
Emerging Markets                  Attn: Mutual Funds Department       Shares
Portfolio:                        One Commerce Square
                                  2005 Market Street
                                  Suite 1200
                                  Philadelphia, PA 19103

                                  Saxon & Company
                                  PNC Bank                           Service                  98.81%            31.25%
                                  200 Stevens Dr.                     Shares
                                  Suite 260
                                  Lester, PA 19113

                                  First Charter National Bank      Institutional
                                  P.O. Box 228                        Shares                   6.39%             4.14%
                                  Concord, NC 28026

                                  Saxon & Company                  Institutional              93.13%            60.31%
                                  PNC Bank                            Shares
                                  200 Stevens Drive
                                  Lester, PA 19113


                             ADDITIONAL INFORMATION

     CastleInternational. CastleInternational's principal offices are located at 7 Castle Street, Edinburgh, Scotland, EH3 3AM.

     CastleInternational is registered as an investment adviser under the Investment Advisers Act of 1940 and a member of the Investment Management Regulatory Organisation in the United Kingdom. CastleInternational is a wholly-owned subsidiary of PNC Holding Corp. All of the capital stock of PNC Holding Corp., which is located at 222 Delaware Avenue, Wilmington, DE 19899, is owned by PNC, which is located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. At February 29, 1996 Cede & Company (the nominee of Depository Trust Company) owned the following securities issued by PNC Bank Corp.: 246,171,470 shares (72.05%) of Common Stock; 3,486 shares (19.56%) of Cumulative Convertible Preferred Series A Stock; 1,281 shares (27.09%) of Cumultive Convertible Preferred Series B Stock; 47,099 shares (13.72%) of Cumulative Convertible Preferred Series C Stock; and 111,954 shares (24.01%) of Convertible Preferred Series D Stock. The address of Cede & Company is P.O. Box 20, Bowling Green Station, New York, New York 10004. To the Fund's knowledge, no other persons owned beneficially or of record 10% or more of any class of issued and outstanding voting securities of PNC Bank Corp. at February 29, 1996.

     The name and principal occupation of the principal executive officers and each director of CastleInternational as of March 5, 1996 were as follows:
Gordon Anderson, Managing Director; Douglas B. Waggoner, Managing Director; and Young D. Chin, Director of CastleInternational and President and Chief Executive Officer of PCM. All of the above persons may be reached c/o PAMG, 1835 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103.

     Payments to Affiliates. PNC Bank, National Association ("PNC Bank") serves as the custodian of the Fund's assets. The Fund pays PNC Bank an annual fee for its custodial services equal to $.25 for each $1,000 of average gross assets for the first $50 million of each Portfolio's average gross assets, $.20 for each $1,000 of average gross assets for the next $50 million of each Portfolio's average gross assets, and $.15 per each $1,000 of average gross assets of each Portfolio in excess of $100 million.

     Compass Capital Group, Inc. ("CCG"), PFPC Inc. ("PFPC") and Compass Distributors, Inc. ("CDI") serve as co-administrators to the Fund. CCG and PFPC are affiliated with PAMG and the Sub-Adviser. CCG's offices are located at 345 Park Avenue, New York, New York 10154. PFPC's offices are located at 400 Bellevue Parkway, Wilmington, DE 19809. CDI, which also serves as the Fund's distributor, maintains its offices at 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087. CCG is entitled to receive a fee, computed daily and payable monthly, at an annual rate of .03% of each Portfolio's average daily net assets. PFPC and CDI are entitled to receive a combined fee, computed daily and payable monthly, at the following annual rates: .20% of the first $500 million of each Portfolio's average daily net assets, .18% of the next $500 million of each Portfolio's average daily net assets, .16% of the next $1 billion of each Portfolio's average daily net assets and .15% of each Portfolio's average daily net assets in excess of $2 billion.

     PFPC also serves as the Fund's transfer agent, registrar and dividend disbursing agent. For its services as transfer agent, PFPC receives fees with respect to each Portfolio based upon the number of shareholder accounts maintained by PFPC, the average net assets allocable to each Portfolio's Service and Institutional Shares and out-of-pocket expenses. Specifically, PFPC receives fees at the annual rate of .03% of the average daily net asset value of each Portfolio's outstanding Service and Institutional Shares, plus account fees and disbursements. With respect to the Portfolios' Investor A and Investor B Shares, PFPC receives per account fees, with minimum annual fees of $24,000 per Investor A Share class and Investor B Share class of each Portfolio, plus disbursements.

     Affiliates of PAMG and the Sub-Adviser are also entitled to receive fees ("Plan Fees") under the Fund's Amended and Restated Distribution and Service Plan with respect to the Portfolios'

Service, Investor A and Investor B Share classes at maximum annual rates of
 .30%, .50% and 1.15% of the average daily net asset value of the Shares of the respective classes that are outstanding from time to time. These fees are for shareholder liaison, shareholder processing and distribution-related services.

     The table below sets forth the custodial, administration and transfer agency fees, as well as the Plan Fees, paid by the Portfolios to affiliates of PAMG and the Sub-Adviser during the fiscal year ended September 30, 1995:

                        Custody                    Transfer    Plan Fees-  Plan Fees-  Plan Fees-
                          Fees    Administration  Agency Fees   Service    Investor A  Investor B
                          Paid      Fees Paid        Paid        Shares      Shares      Shares
                        --------  --------------  -----------  ----------  ----------  ----------
International Equity..  $543,795        $689,601      $87,372      52,931      20,282       5,330
International
Emerging Markets......    75,032          41,383       21,097       7,467           0           0

     It is expected that the entities named above will continue to provide the services described to the Fund after the Meeting.

     Banking Matters. The Glass-Steagall Act, among other things, generally prohibits banks from engaging in the business of underwriting securities, although national and state-chartered banks are permitted to purchase and sell securities upon the order and for the account of their customers. In 1971, the United States Supreme Court held in Investment Company Institute v. Camp that
                                    -------------------------------------
the Glass-Steagall Act prohibits a national bank from operating a fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision forbid a bank-holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent and custodian to an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve System v. Investment
              ---------------------------------------------------------------
Company Institute that the Board did not exceed its authority under the Holding
- -----------------
Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies.

     The Sub-Adviser believes that it may perform the services contemplated by the New Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. If, however, the Sub-Adviser were prevented by judicial or administrative decisions or interpretations from performing the services by the New Agreement, it is anticipated that the Board would consider the possibility of selecting another qualified company. Any new sub-advisory agreement would normally be subject to shareholder approval.

     Current Agreement. The Current Agreement was approved by the Fund's Board of Trustees on September 29, 1995 and by the Portfolios' shareholders on January 4, 1996 in connection with the appointment of PAMG as the Portfolios' investment adviser. Prior to January 4, 1996, Provident Institutional Management Corporation served as each Portfolio's investment adviser, and PCM served as their sub-adviser, under advisory and sub-advisory agreements that were last approved by the Fund's Board of Trustees on March 28, 1995 and were terminated on January 4, 1996.


                                 OTHER MATTERS

     No business other than the matter described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Portfolios.

Dated: March 22, 1996

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE PORTFOLIOS' ANNUAL REPORT TO SHAREHOLDERS DATED SEPTEMBER 30, 1995 TO ANY SHAREHOLDER UPON REQUEST. THE PORTFOLIOS' ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY CALLING (800) 422-6538.

                                                                       Exhibit A

                             SUB-ADVISORY AGREEMENT
                      (International Equity Portfolio and
                   International Emerging Markets Portfolio)

     AGREEMENT dated as of [date], between PNC Asset Management Group, Inc., a Delaware corporation ("Adviser"), and CastleInternational Asset Management Limited, a corporation registered in Scotland ("Sub-Adviser").

     WHEREAS, Adviser has agreed to furnish investment advisory services to the International Equity Portfolio and International Emerging Markets Portfolio (the "Portfolios") of Compass Capital Funds/SM/ (the "Fund"), an open-end, management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, Adviser wishes to retain Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Portfolios; and

     WHEREAS, the advisory agreement between Adviser and the Fund dated as of January 4, 1996 (such Agreement or the most recent successor agreement between such parties relating to advisory services to the Portfolios is referred to herein as the "Advisory Agreement") contemplates that Adviser may sub-contract investment advisory services with respect to the Portfolios to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Fund and approved in accordance with the provisions of the 1940 Act; and

     WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.  Appointment.  Adviser hereby appoints Sub-Adviser to act as sub-adviser
         -----------
with respect to each Portfolio as provided in Section 2 of the Advisory Agreement. Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.  Services of Sub-Adviser.  Subject to the oversight and supervision of
         -----------------------
Adviser and the Fund's Board of Trustees, Sub-Adviser will supervise the day-to-day operations of each

Portfolio and perform the following services: (i) provide investment research and credit analysis concerning the Portfolios' investments, (ii) conduct a continual program of investment of the Portfolios' assets, (iii) determine what portion of the Portfolios' assets will be invested in cash, cash equivalents and money market instruments, (iv) place orders for all purchases and sales of the investments made for the Portfolios, and (v) maintain the books and records as are required to support Fund operations (in conjunction with record-keeping and accounting functions performed by Adviser). In addition, Sub-Adviser will keep the Fund and Adviser informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information Sub-Adviser believes appropriate for this purpose. Sub-Adviser will communicate to Adviser on each day that a purchase or sale of an instrument is effected for a Portfolio (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as Adviser may reasonably require for purposes of fulfilling its obligations to the Fund under the Advisory Agreement. Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Portfolios' investment objectives, policies and restrictions as stated in the Portfolios' Prospectuses and Statements of Additional Information (as currently in effect and as they may be amended or supplemented from time to time), and the resolutions of the Fund's Board of Trustees.

     3.  Other Sub-Adviser Covenants.  Sub-Adviser further agrees that it:
         ---------------------------

         (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") and will in addition conduct its activities under this Agreement in accordance with other applicable law;

         (b) will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, Sub-Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to the Portfolios and other clients of Adviser or Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of Adviser and Sub-Adviser to the Portfolios and their other clients and that the total commissions paid by the Portfolios will be reasonable in relation to the benefits to the Portfolios over the long-term. In addition, Sub-Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with Adviser, Sub-Adviser or the Fund's distributor), provided that Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Portfolio's securities be purchased from or sold to the Adviser, Sub-Adviser, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

         (c) will maintain or cause Adviser to maintain books and records with respect to the Portfolios' securities transactions and will render to Adviser and the Fund's Board of Trustees such periodic and special reports as they may request;

         (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Sub-Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial department of its affiliates; and

         (e) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, the Portfolios and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     4.  Services Not Exclusive.  Sub-Adviser's services hereunder are not
         ----------------------
deemed to be exclusive, and Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     5.  Books and Records.  In compliance with the requirements of Rule 31a-3
         -----------------
under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     6.  Expenses.  During the term of this Agreement, Sub-Adviser will pay all
         --------
expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolios.

     7.  Compensation.  For the services which the Sub-Adviser will render to
         ------------
Adviser under this Agreement, Adviser will pay to Sub-Adviser a fee, computed daily and payable monthly, at the following annual rates for the Portfolios:

   for International Equity Portfolio: .60% of the first $1 billion of the Portfolio's average daily net assets, .55% of the next $1 billion of the Portfolio's average daily net assets, .525% of the next $1 billion of the Portfolio's average daily net assets and .50% of the average daily net assets of the Portfolio in excess of $3 billion; and for the International Emerging Markets Portfolio: 1.10% of the first $1 billion of the Portfolio's average daily net assets, 1.05% of the next $1 billion of the Portfolio's average daily net assets, 1.005% of the next $1 billion of the Portfolio's average daily net assets and .95% of the average daily net assets of the Portfolio in excess of $3 billion.

     If the Adviser waives any or all of its advisory fee payable under the Advisory Agreement, or reimburses the Fund pursuant to Section 8(b) of that Agreement, with respect to a Portfolio, Sub-Adviser will bear its share of the amount of such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to such Portfolio to the aggregate fees that would otherwise be paid by the Fund to Adviser under the Advisory Agreement with respect to such Portfolio. Adviser shall inform Sub-Adviser prior to waiving any advisory fees.

     8.  Limitation on Liability.  Sub-Adviser will not be liable for any
         -----------------------
error of judgment or mistake of law or for any loss suffered by Adviser or by the Portfolios in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

     9.   Duration and Termination.  This Agreement will become effective
          ------------------------
as of the date hereof and, unless sooner terminated with respect to each Portfolio as provided herein, shall continue in effect with respect to each Portfolio until March 31, 1997. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser or Sub-Adviser on 60 days' written notice, and will terminate automatically upon any termination of the Advisory Agreement between the Fund and Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

     10.  Amendment of this Agreement.  No provision of this Agreement may
          ---------------------------
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

     11.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     12.  Counterparts.  This Agreement may be executed in counterparts by
          ------------
the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              PNC ASSET MANAGEMENT GROUP, INC.


                              By:_____________________________


                              CASTLEINTERNATIONAL ASSET
                              MANAGEMENT LIMITED


                              By:______________________________

PROXY
- -----

                           COMPASS CAPITAL FUNDS/SM/

                         International Equity Portfolio


          THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Compass Capital Funds/SM/ (the "Fund") for use at a Special Meeting of Shareholders (the "Meeting") to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, DE 19809 on April 19, 1996 at 10:00 a.m.

          The undersigned hereby appoints Karen H. Sabath and Christopher Smythe, and either of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Meeting, and at all adjournments or postponements thereof, all shares of beneficial interest evidencing interests in the International Equity Portfolio (the "Portfolio") of the Fund that are held of record by the undersigned on the record date for the Meeting, upon the following matter and upon any other matter which may properly come before the Meeting, in their discretion:

          (1) Proposal to approve a new sub-advisory agreement between PNC Asset Management Group, Inc. and CastleInternational Asset Management Limited with respect to the Portfolio.

          For  [_]        Against [_]      Abstain [_]

          Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposal (1).

                         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                         Dated:  ________________________, 1996


                         X
                         ---------------------------------------
                                      Signature

                         X
                         ---------------------------------------
                               Signature, if held jointly

PROXY
- -----

                           COMPASS CAPITAL FUNDS/SM/

                    International Emerging Markets Portfolio


          THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Compass Capital Funds/SM/ (the "Fund") for use at a Special Meeting of Shareholders (the "Meeting") to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, DE 19809 on April 19, 1996 at 10:00 a.m.

          The undersigned hereby appoints Karen H. Sabath and Christopher Smythe, and either of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Meeting, and at all adjournments or postponements thereof, all shares of beneficial interest evidencing interests in the International Emerging Markets Portfolio (the "Portfolio") of the Fund that are held of record by the undersigned on the record date for the Meeting, upon the following matter and upon any other matter which may properly come before the Meeting, in their discretion:

          (1) Proposal to approve a new sub-advisory agreement between PNC Asset Management Group, Inc. and CastleInternational Asset Management Limited with respect to the Portfolio.

          For [_]       Against [_]       Abstain [_]

          Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposal (1).

                         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                         Dated: _________________________, 1996


                         X
                         ---------------------------------------
                                      Signature

                         X
                         ---------------------------------------
                               Signature, if held jointly



                                       2